UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 7, 2010 (October 6, 2010)
_______________

BIOCANCELL THERAPEUTICS INC.
 (Exact name of registrant as specified in its charter)

Delaware	333-156252	20-4630076
(State or other jurisdiction of incorporation)	Commission File Number	(IRS Employer Identification No.)

Beck Science Center, 8 Hartom St, Har Hotzvim, Jerusalem, Israel, 97775
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: 972-2-548-6555

(Former name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

BioCancell Therapeutics, Inc. announced that on October 6, 2010, treatment was completed of the second and last dosage cohort in Biocancell's Phase I/IIa clinical trial for use in treating pancreatic cancer. The primary purpose of the trial is to establish the safety (including optimal dose) and primary efficacy of BioCancell's lead drug-candidate, BC-819 as a treatment for pancreatic cancer. The results of the trial are undergoing statistical analysis, and are expected to be published when complete.

The trial included nine patients (three in the initial dosage cohort, and six more in the second), and took place in University of Maryland Medical Center in Baltimore, MD, and Hadassah, Sheba, Hillel Yafeh and Meir Medical Centers in Israel. Treatments were partially funded by the US-Israel Binational Industrial Research and Development Foundation (BIRD), which approved a grant in the amount of $950,000.

As reported on August 17, 2010, the US Food and Drug Administration (FDA) granted orphan drug status to BC-819 for use in treating pancreatic cancer. This orphan drug approval came in addition to a previous approval of orphan drug status for BC-819 for use in treating ovarian cancer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOCANCELL THERAPEUTICS, INC.

Dated: October 7, 2010	By:	/s/ Avraham Hampel
Avraham Hampel
Company Secretary